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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 24, 2000

                           INSCI-STATEMENTS.COM, CORP.
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               (Exact Name of Registrant as Specified in Charter)

          Delaware                    1-12966                   06-1302773
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(State or Other Jurisdiction       (Commission                 (IRS Employer
      of Incorporation)            File Number)             Identification No.)

              Two Westborough Business Park, Westborough MA 01581
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              (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (508) 870-4000
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     (a) On May 24, 2000, the Registrant ("Company") and its wholly-owned Subsidiary, InfiniteSpace.Com, Inc., acquired all of the issued and outstanding Common Stock from the Stockholders of a company known as, Lognet 2000, Inc. ("Lognet"), formerly known as Lognet, Inc. The Shareholders of Lognet exchanged all of the issued and outstanding stock in Lognet for a pro rata aggregate of 2,500,000 restricted shares of the Common Stock of the Company.
     The Company and/or any of its officers, directors, affiliates or associates did not have any material or other business relationship with Lognet or any of its Stockholders.
     The Company issued 2,500,000 shares of its Common Stock $.01 par value from its authorized, but unissued, Common Stock in exchange for all of the shares of Lognet. The former Stockholders of Lognet were granted registration rights for their shares in the Company, and the Company agreed to use its best efforts to register the exchange shares by September 15, 2000. The Company did not utilize any Bank borrowings with respect to the exchange price for the Lognet shares of Common Stock. The Company, as a part of the transaction, agreed to pay the sum of $168,750 to Emerging Technology Ventures, Inc. ("ETVI") for financial consulting and finder's fee in connection with the transaction. A Director of the Company is a Principal of ETVI.
     Lognet is in the business of the PC-to-host and print connectivity industries. It provides hardware and software solutions that enable organizations to extract greater value from their centralized architecture data systems. Lognet has print protocol conversion, emulation technologies, and expertise in legacy data integration. Additionally, Lognet is also in the business of electronic bill presentment and payment (EBPP). EBPP is an electronic process for delivery bills and bill-related documents over the Internet to consumer and business customers, and is creating an e-billing solution that enables billers to extract and convert legacy-billing data and distribute it over the Internet. The Company, in acquiring all of the shares of Common Stock of Lognet will use the Lognet technology in the development of portal based electronic statement presentment services and the Company's ESP and on-site software solutions business. The Board of Directors of the Company, as a part of the Exchange Agreement, appointed Yaron I. Eitan, as a Member of the Company's Board of Directors. Mr. Eitan is the founder and principal of Lognet and has also been an investor in Selway Partners LLC, a management company, engaged in advising technology companies. From 1989 to 1998, Mr. Eitan was Chairman and Chief Executive Officer of a company known as Geotec Communications, Inc. ("Geotec"). Subsequent to Mr. Eitan's leaving Geotec in 1998, Geotec filed a Chapter 11 petition under the Bankruptcy Act.
     Annexed hereto and marked Exhibit 1 is a copy of the Exchange Agreement and, annexed as Exhibit 2, is a copy of the Press Release issued by the Company with respect to the acquisition of Lognet.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     The Company will file the financial statements as required by amendment to the within report.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            INSCI-STATEMENTS.COM, CORP.
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                                            (Registrant)

                                            By:   /s/ Roger C. Kuhn
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                                            Roger C. Kuhn
                                            Chief Financial Officer

Dated:  June 8, 2000
        Westborough, MA